UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2014

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operation and Financial Condition

On August 1, 2014, the registrant provided its unaudited financial results and highlights for the second quarter ended June 30, 2014.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We remain focused on cash management and ensuring our long-term liquidity.  We spent under $2.0 million during the quarter, as forecasted, and I believe that we are on track to continue this trend through the remainder of the year.  I am also pleased with the progress we are making with respect to the environmental impact statement for our Mt Todd gold project, which we believe remains on track for approval in Q3 of 2014.  We anticipate holding our customary quarterly conference call once we have received approval of the Mt Todd environmental impact statement.”

Summary of Second Quarter 2014 Financial Results

We reported a net loss of $2.9 million or $0.04 per share for the three months ended June 30, 2014.  This includes an unrealized $0.6 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”). During the three months ended June 30, 2013, we reported net loss of $21.2 million, or $0.26 per share. The 2013 results included a $18.5 million unrealized loss on our investment in Midas.

Expenditures for exploration and property holding costs, principally at our Mt Todd gold project, totaled $1.0 million for the three months ended June 30, 2014, down approximately 83% from $5.9 million for the same period in 2013 when costs included cash intensive programs such as the prefeasibility study and preparation of the final environmental impact statement for the Mt Todd gold project.  In addition, several cost cutting measures were introduced at Mt Todd during the latter half of 2013, and we continue to identify and implement cost cutting measures at the Mt Todd gold project.

Corporate cost reduction measures have also successfully been implemented. Corporate general and administrative costs totaled $1.1 million for the three months ended June 30, 2014, down from $1.2 million for the same period in 2013.

Our working capital at March 31, 2014 totaled approximately $14.2 million, including cash of approximately $5.7 million. The Company has no debt.

To review the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2014, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

All dollar amounts in the press release are U.S. dollars.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On August 1, 2014, the Registrant issued a press release providing its unaudited financial results and highlights for the second quarter ended June 30, 2014.    A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1Press Release dated  August 1, 2014*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: August 4, 2014	By: /s/John F. Engele John F. Engele Chief Financial Officer